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U.S. Bank National Association       EXHIBIT 10.8            December 3, 1997
Mail Stop: SPFN0205
332 Minnesota Street
St. Paul, MN  55101


ATTENTION:  Mr. David P. Peterson

    Re:  $8,670,000 Loan (the "Loan") from U.S. Bank National Association
         (US Bank) to Reuter Manufacturing, Inc. (Reuter) secured, in part, by Mortgage on Property located at 410 Eleventh Avenue South, Hopkins, Minnesota

Dear Mr. Peterson:

    Reuter acknowledges that environmental due diligence in connection with the Loan has revealed the following:

    - Historical or current conditions or activities on or near the Property which have been interpreted by an environmental consultant as "recognized environmental conditions" (as said term is defined in ASTM Practice
    E 1527-97 "Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process) as more particularly described in that certain report (the "Phase I Report") entitled "Phase I Environmental Site Assessment, Reuter Manufacturing, Inc, 410 Eleventh Avenue South, Hopkins, Minnesota 55343" and dated November 18, 1997, prepared by Peer Environmental & Engineering Resources, Inc. (PEER); and

    - Certain suspect asbestos containing materials ("ACM") observed by PEER including drop-in ceiling panels, wallboard and floor tile, as more particularly described in Section 6.2 of the Phase I Report.

    US Bank requires that Reuter take certain steps with respect to the ACM and the "recognized environmental conditions" but nevertheless has agreed to proceed with the closing of the Loan as long as Reuter gives US Bank the assurances set forth in this letter.

    In consideration of US Bank's proceeding to close the Loan, Reuter hereby assures US Bank that it will undertake to do the following:

    1. ASBESTOS. Reuter shall engage PEER or another consultant properly certified and experienced in the nature of the required work and reasonably acceptable to US Bank to conduct a survey of the suspect ACM observed in the


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U.S. Bank National Association                              December 3, 1997
Page 2


Property. Reuter shall forward to US Bank a true, correct and complete copy of the survey. In the event that the survey reveals actual ACM, Reuter shall do the following:

         A. In the event of actual ACM which, due to its condition or location, is recommended to be abated by repair, encapsulation, removal or other action, Reuter shall carry out the recommended abatement action. In the event the recommended abatement includes removal of ACM, Reuter shall cause the same to be removed and disposed of offsite by a licensed and experienced asbestos removal contractor, all in accordance with applicable state, federal and local laws and regulations. Upon completion of any such recommended abatement action, Reuter shall deliver to US Bank a certificate, signed by an officer of Reuter and the consultant overseeing the abatement action, certifying to US Bank that the work has been completed in compliance with all applicable laws, ordinances, codes and regulations (including without limitation those regarding notification, removal and disposal) and that no airborne fibers beyond permissible exposure limits remain on site.

         B. Reuter shall develop and implement an Operations and Maintenance Program (as contemplated by Environmental Protection Agency guidance document entitled "Managing Asbestos In Place; A Building Owner's Guide to Operations and Maintenance Programs for Asbestos-Containing Materials" and addressing any obligations of Reuter under the Federal Occupational Safety and Health Act) for managing in place any and all ACM recommended by the report to remain in place in the Property. Reuter shall deliver a true, correct and complete copy of such Operations and Maintenance Program to US Bank and a certificate signed by an officer of Reuter certifying to US Bank that such Program has been implemented.

The foregoing work with respect to ACM shall begin as soon as reasonably possible and be diligently pursued to completion and copies of all required reports, certificates and plans shall be furnished to US Bank no later than sixty (60) days after the date of this letter.

    2. FURTHER INQUIRY AS TO "RECOGNIZED ENVIRONMENTAL CONDITIONS". Reuter shall engage PEER or another consultant properly certified and experienced in the nature of the required work and reasonably acceptable to US Bank to assist Reuter in the following tasks:

         A. Reuter shall review files at the Minnesota Pollution Control Agency (MPCA) in an attempt to gain sufficient information about the



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U.S. Bank National Association                              December 3, 1997
Page 3


off-site recognized environmental conditions to enable the consultant to judge them as NOT falling within the definition of "recognized environmental condition."

         B. Reuter shall perform the Phase II activities recommended by PEER in the workplan attached hereto as Exhibit A.

The work described in A and B above shall begin as soon as reasonably possible and be pursued diligently to completion and a true, correct and complete copy of the consultant's report (the "Phase II Report") with respect thereto shall be furnished to US Bank no later than sixty (60) days after the date of this letter. Reuter shall cause the environmental consultant to authorize US Bank to rely on the report.

    3. POST PHASE II WORK. In the event that the Phase II Report contains recommendations with respect to compliance with applicable laws and regulations, Reuter shall comply with such recommendations within a time period reasonably satisfactory to US Bank. Without regard to the consultant's recommendations, in the event the Phase II Report reveals the presence of contamination, Reuter agrees to enter the Property into the appropriate voluntary program(s) at MPCA and perform the work necessary to obtain from such program(s), within a time period reasonably satisfactory to US Bank, such liability assurances for Reuter's and/or US Bank's benefit as may be requested by US Bank in its reasonable discretion. Prior to entering the Property into such program(s), Reuter shall discuss with US Bank the type of assurances that will be sought and US Bank shall approve Reuter's application(s) to such program(s) before submittal. Reuter shall keep US Bank apprised of the progress of the application(s) and promptly provide to US Bank full and complete copies of all reports and other documents related thereto and of all responses or other communications from such program(s).

    4. FOLLOW-UP AS TO PHASE I REPORT. Reuter shall cause PEER to issue a letter addressed to US Bank confirming the following with respect to the Phase I
Report:

         A. During the site visit, PEER observed the Property for obvious instances of noncompliance and mentioned any observations in the Phase I Report.

         B. In PEER's opinion, based on the investigation summarized in the Phase I Report, the Property involves no "significant environmental risk" with the possible exception of issues mentioned in Section 6 (Findings and Conclusions) of the Phase I Report.



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U.S. Bank National Association                              December 3, 1997
Page 4


    5. DEFAULT. Reuter agrees that failure to carry out its obligations set forth in this letter, within ten (10) days after written notice of such failure from US Bank to Reuter, shall constitute a default by Reuter under the documents and agreements evidencing and/or securing the Loan, including, without limitation the Financing Agreement and the Security Agreement, each dated as of December 3, 1997, and made between US Bank and Reuter, and the three Promissory Notes made by Reuter payable to the order of US Bank in the amounts of $2,400,000, $1,000,000 and $270,000, respectively.

                                            Very truly yours,

                                            REUTER MANUFACTURING, INC.


                                            By   /s/ William H. Johnson
                                                 -----------------------

                                             Its   Vice President-Controller